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                                                                   EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cymer, Inc. on Form S-8 of our report dated January 28, 2000, appearing in the Annual Report on Form 10-K of Cymer, Inc. for the year ended December 31, 2000.



/s/  DELOITTE & TOUCHE LLP


San Diego, California
April 5, 2001